United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2022
RCI HOSPITALITY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas	001-13992	76-0458229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10737 Cutten Road
Houston, Texas 77066
(Address of Principal Executive Offices, Including Zip Code)
(281) 397-6730
(Issuer’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RICK	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On August 25, 2022, we entered into new two-year employment agreements with each of our executive officers, including Eric Langan, our Chief Executive Officer and President; Bradley Chhay, our Chief Financial Officer; and Travis Reese, our Executive Vice President and Secretary. Under their respective new agreements, Mr. Chhay’s annual salary will increase to $465,000; Mr. Reese’s annual salary will increase to $460,000; and Mr. Langan’s annual salary will remain the same at $1,700,000. Each of the agreements has a term that will commence on September 1, 2022 and will end on August 31, 2024. Each executive officer’s previous employment agreement will concurrently terminate on September 1, 2022. Each of the new employment agreements also provides for bonus eligibility, expense reimbursement, health benefits, participation in our benefit plans, use of a company-owned automobile, access to company-owned aircraft (subject to the terms and conditions of our corporate aircraft policy), and two weeks paid vacation annually. Under the terms of the new agreements, each executive is bound to a confidentiality provision and cannot compete with us for a period upon termination of the agreement.

Copies of the new employment agreements are included as Exhibits 10.1, 10.2, and 10.3 to this current report.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On August 23, 2022, we held our Annual Meeting of Stockholders at our corporate offices located at 10737 Cutten Road, Houston, Texas 77066, for the following purposes:

(1)	To elect six directors, including Eric S. Langan, Travis Reese, Luke Lirot, Yura Barabash, Elaine J. Martin, and Arthur Allan Priaulx;

(2)	To ratify the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022;

(3)	To approve the 2022 Stock Option Plan;

(4)	To approve a non-binding advisory resolution on executive compensation; and

(5)	To transact such other business as may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above-named director nominees were elected, the appointment of Friedman LLP was ratified, the 2022 Stock Option Plan was approved, and the non-binding advisory resolution on executive compensation was approved. There were no other matters presented for action at the Annual Meeting.

The exact results of the stockholder vote are as follows:

Total Shares of Common Stock Outstanding as of the Record Date, June 28, 2022:	9,290,298

Total Voting Shares Present Either by Proxy or in Person of Common Stock:	6,962,248

Item 1:	Election of Directors
	FOR	WITHHELD
Eric S. Langan	3,443,083	404,114
Travis Reese	3,788,671	58,526
Luke Lirot	2,352,911	1,494,286
Yura Barabash	1,979,344	1,867,853
Elaine J. Martin	2,717,097	1,130,100
Arthur Allan Priaulx	2,167,154	1,680,043

Additionally, there was a total of 3,115,051 broker non-votes for the election of directors.

Item 2:	Ratification of appointment of Friedman LLP as independent registered public accounting firm for fiscal year ending September 30, 2022

Votes for:	6,918,537
Votes against:	14,475
Votes abstained:	29,236

Item 3:	Approval of 2022 Stock Option Plan

Votes for:	3,629,435
Votes against:	206,083
Votes abstained:	11,679

Additionally, there was a total of 3,115,051 broker non-votes for the approval of the 2022 Stock Option Plan.

Item 4:	Approval of a non-binding advisory resolution on executive compensation

Votes for:	3,622,693
Votes against:	202,291
Votes abstained:	22,213

Additionally, there was a total of 3,115,051 broker non-votes for approval of the non-binding advisory resolution on executive compensation.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement of Eric Langan
10.2	Employment Agreement of Bradley Chhay
10.3	Employment Agreement of Travis Reese
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCI HOSPITALITY HOLDINGS, INC.

Date: August 25, 2022	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer
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